UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 14, 2012

TRW Automotive Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31970	81-0597059
(Commission File Number)	(IRS Employer Identification No.)

12001 Tech Center Drive, Livonia, Michigan	48150
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (734) 855-2600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 14, 2012, the combined Boards of Directors of TRW Automotive Holdings Corp. and TRW Automotive Inc. (together the “Company”) authorized the amendment of the John C. Plant 2009 Supplemental Retirement Plan (the “2009 SERP”) to change the benefit formula applicable for service after December 31, 2010, by Mr. Plant, the Company’s Chairman of the Board, President and Chief Executive Officer, in order to more accurately reflect the intended retirement benefits at the time of the original agreement in 2008.  Under the new formula, upon retirement under the 2009 SERP, the annual life annuity determined as of December 31, 2010 under the benefit formula will be subtracted from the annual life annuity determined under the benefit formula as of the actual retirement date, with the resulting annuity benefit converted into an actuarially equivalent lump sum to be paid to Mr. Plant (subject to certain other adjustments described in the 2009 SERP).  This formulation will result in a higher lump sum payment to Mr. Plant upon his retirement than the current formula.  Under the current formula, the lump sum payment received by Mr. Plant on December 31, 2010 as his accrued benefit under the 2009 SERP through that date, would have been subtracted from the lump sum value of the annuity benefit otherwise determined upon actual retirement, in order to determine the remaining amount due to Mr. Plant upon retirement.  The magnitude of the differential in benefits will depend on Mr. Plant’s actual retirement date, but will grow over time so that the later Mr. Plant retires, the higher the differential will be.  For illustrative purposes only and based on certain assumptions, the increase in value of his lump sum payment would be approximately $1.9 million higher under the new formulation at December 31, 2012 and $4.7 million higher at December 31, 2015.

This description of the amendment is qualified in its entirety by reference to the full text of the Amendment to the 2009 SERP, the form of which is attached hereto as Exhibit 10.1.

ITEM 9.01.                               FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits.

Exhibit No.	Description

10.1	Form of Amendment to TRW Automotive Inc. John C. Plant 2009 Supplemental Retirement Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRW AUTOMOTIVE HOLDINGS CORP.

Dated: November 16, 2012	By:	/s/ Neil E. Marchuk
Neil E. Marchuk
Executive Vice President, Human Resources

Index to Exhibits

Exhibit No.	Description

10.1	Form of Amendment to TRW Automotive Inc. John C. Plant 2009 Supplemental Retirement Plan